Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES THIRD QUARTER 2009 RESULTS; 2009 REVISED
GUIDANCE AND INITIAL 2010 GUIDANCE
•	Q3 2009 Revenue of $59.2 million (+21%y/y), EPS $0.30 (+30% y/y)

•	2009 EPS Guidance Increased to $1.08 from $1.05 (+35% y/y)

•	2010 Initial EPS Guidance of $1.34 (+24% y/y)
NEW YORK, N.Y., October 30, 2009—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the third quarter of 2009.
For the quarter ended September 30, 2009 revenue increased 20.8% to $59.2 million, compared with $49.0 million for the same period a year ago. Net income for the quarter was $8.4 million (+36.4%) or $0. 30 (+30.4%) per diluted common share compared to net income of $6.1 million or $0.23 per diluted common share for the same period a year ago.
For the nine months ended September 30, 2009, HMS reported revenue of $162.9 million, an increase of $30.8 million or 23.3% from the $132.1 million for the same period a year ago. HMS reported net income of $20.7 million (+44.7%) or $0. 75 (+41.5%) per diluted common share for the nine months ended September 30, 2009, compared to net income of $14.3 million or $0.53 per diluted common share for the same period a year ago.
“Customers in each of our markets are benefiting from the scope and quality of our coordination of benefits and program integrity offerings,” said Bill Lucia, CEO of HMS. “We see broad opportunities in the marketplace, and continue to offer our clients unique program savings initiatives that will become even more critical as the nation seeks to finance the expansion of healthcare coverage.”
Guidance for 2009 and 2010
The Company announced it has increased its 2009 guidance from $222.0 million in revenue, $67.5 million in adjusted EBITDA and $1.05 in fully diluted EPS to $228.5 million (+23.9% y/y) in revenue, $70.4 million (+35.4% y/y) in adjusted EBITDA and $1.08 (+35.0% y/y) in fully diluted EPS.
The Company also announced its initial guidance for 2010. Revenue is projected to grow to $280.5 million (+22.8% over revised 2009 guidance). Adjusted EBITDA is expected to increase to $83.8 million (+18.9% over 2009 revised guidance), and fully diluted EPS is projected to increase to $1.34 (+24.1% over 2009 revised guidance).
Liquidity and Capital Resources
The Company reported cash balances at the end of September 2009 of $69.5 million, an increase of $12.6 million from the end of the second quarter of 2009. Cash balances are invested in low-risk, highly secure money market funds. On October 28, 2009, the Company paid down in its entirety its outstanding term loan balance of $12.6 million. The Company has no borrowings under its $25 million revolving credit facility, which expires in September 2011.
HMS will be hosting its third quarter 2009 conference call with the investment community on Friday, October 30, 2009 at 9:00 am Eastern Time. The conference call number is US/Canada (866) 394-8630 Int’l/Local Dial-In: (706) 758-0082 Conference ID: 36157807. A slide presentation will accompany the conference call and may be accessed through our website at http://www.hms.com/investor_relations/investors_quarterly_results.asp
A conference call replay will be available beginning October 30, 2009 at 10:00 AM ET through November 6, 2009 11:59 PM ET. To listen to the replay of the call, dial: US/Canada: (800) 642-1687 Int’l/Local Dial-In: (706) 645-9291 Conference ID: 36157807 or visit our website at http://www.hms.com/investor_relations/investors_quarterly_results.asp
Our Form 10-Q for the quarter ended September 30, 2009 will be filed with the Securities and Exchange Commission (SEC) and available on our website www.hms.com on or about November 14, 2009, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://www.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact HMSY Investor Relations at 212-857-5986. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.
HMS Holdings Corp. (NASDAQ: HMSY) is the leader in coordination of benefits and program integrity services for government healthcare programs. The company’s clients include health and human services programs in more than 40 states, 100 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1 billion annually, and avoid billions of dollars more in erroneous payments.
# # #
This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2008. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”,

“anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Nine-Months Ended September 30, 2009 and 2008
(In thousands, except per share amounts)
(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2009	2008	2009	2008
Revenue	$59,164	$48,965	$162,920	$132,091

Cost of services:
Compensation	19,191	15,862	54,537	43,960
Data processing	3,476	2,793	10,113	8,022
Occupancy	2,540	2,519	7,769	7,286
Direct project costs	7,446	7,310	21,170	19,749
Other operating costs	3,617	2,711	9,829	7,970
Amortization of acquisition related software and intangibles	1,211	1,205	3,643	3,530

Total cost of services	37,481	32,400	107,061	90,517

Selling, general & administrative expenses	7,322	5,794	20,196	16,272

Total operating expenses	44,803	38,194	127,257	106,789

Operating income	14,361	10,771	35,663	25,302

Interest expense	(254)	(371)	(820)	(1,137)
Interest income	46	191	199	520

Income before income taxes	14,153	10,591	35,042	24,685
Income taxes	5,774	4,448	14,319	10,368

Net income	$8,379	$6,143	$20,723	$14,317

Basic income per share data:
Net income per basic share	$0.32	$0.24	$0.80	$0.57

Weighted average common shares outstanding, basic	26,228	25,083	25,953	24,965

Diluted income per share data:
Net income per diluted share	$0.30	$0.23	$0.75	$0.53

Weighted average common shares, diluted	27,697	26,794	27,476	26,778

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$69,532	$49,216
Accounts receivable, net of allowance of $627 at September 30, 2009 and $664 at December 31, 2008	57,794	45,155
Prepaid expenses and other current assets, including net deferred tax assets of $831 at September 30, 2009 and $1,697 at December 31, 2008, respectively	7,384	5,541

Total current assets	134,710	99,912

Property and equipment, net	17,910	17,757
Goodwill, net	82,342	82,342
Deferred income taxes, net	1,256	2,040
Intangible assets, net	20,336	19,823
Other assets	983	639

Total assets	$257,537	$222,513

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$23,473	$22,859
Current portion of long-term debt	6,300	6,300

Total current liabilities	29,773	29,159

Long-term liabilities:
Long-term debt	6,300	11,025
Other liabilities	4,371	3,967

Total long-term liabilities	10,671	14,992

Total liabilities	40,444	44,151

Shareholders’ equity:
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock — $.01 par value; 45,000,000 shares authorized; 27,986,107 shares issued and 26,323,261 shares outstanding at September 30, 2009; 27,174,875 shares issued and 25,512,029 shares outstanding at December 31, 2008	280	272
Capital in excess of par value	163,925	146,145
Retained earnings	62,285	41,562
Treasury stock, at cost; 1,662,846 shares at September 30, 2009 and December 31, 2008	(9,397)	(9,397)
Accumulated other comprehensive loss	—	(220)

Total shareholders’ equity	217,093	178,362

Total liabilities and shareholders’ equity	$257,537	$222,513

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2009 and 2008
(in thousands)
(unaudited)

	Nine months ended Sept 30,
	2009	2008
Operating activities:
Net income	$20,723	$14,317
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	6	53
Depreciation and amortization	10,014	8,834
Share-based compensation expense	4,482	2,351
Decrease/(increase) in deferred tax asset	1,649	(640)
Changes in assets and liabilities:
Increase in accounts receivable	(10,195)	(7,380)
Increase in prepaid expenses and other current assets	(2,653)	(888)
Increase in other assets	(6)	(18)
Increase/ (decrease) in accounts payable, accrued expenses and other liabilities	669	(4,293)

Net cash provided by operating activities	24,689	12,336

Investing activities:
Purchases of property and equipment	(6,544)	(4,908)
Acquisition of IntegriGuard LLC	(5,217)	—
Acquisition of PrudentRx, Inc.	—	(4,030)
Investment in software	(1,193)	(735)

Net cash used in investing activities	(12,954)	(9,673)

Financing activities:
Proceeds from exercise of stock options	5,733	1,647
Repayment of long-term debt	(4,725)	(4,725)
Excess tax benefit from exercised stock options	7,573	10,738

Net cash provided by financing activities	8,581	7,660

Net increase in cash and cash equivalents	20,316	10,323

Cash and cash equivalents at beginning of period	49,216	21,275

Cash and cash equivalents at end of period	$69,532	$31,598

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,165	$1,813

Cash paid for interest	$674	$979

Supplemental disclosure of noncash investing activities:
Accrued purchase price relating to the PrudentRx acquisition	$—	$466

Accrued property and equipment purchases	774	—

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In thousands, except share and per share amounts)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $19.1 million for the third quarter of 2009, an increase of 31.1% over the same period a year ago. For the nine months ended September 30, 2009, adjusted EBITDA was $50.0 million, an increase of 37.8% over the nine months ended September 30, 2008.

	Three Months Ended		Nine months Ended
	September 30,		September 30,
Reconciliation of net income to EBITDA and adjusted EBITDA	2009	2008	2009	2008
Net Income	$8,379	$6,143	$20,723	$14,317

Net interest expense	208	180	621	617
Income taxes	5,774	4,448	14,319	10,368
Depreciation and amortization, net of deferred financing costs included in net interest expense	3,211	2,993	9,889	8,662

Earnings before interest, taxes, depreciation and amortization (EBITDA)	17,572	13,764	45,552	33,964
Share-based compensation expense	1,562	833	4,482	2,351

Adjusted EBITDA	$19,134	$14,597	$50,034	$36,315